GELFOND HOCHSTADT PANGBURN, P.C.
                                  [LETTERHEAD]

                                                                    EXHIBIT 16.2

January 9, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re: AspenBio Inc.

We have read the statements  that we understand  AspenBio Inc will include under
Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.


/s/ Gelfond Hochstadt Pangburn, P.C.
------------------------------------
Gelfond Hochstadt Pangburn, P.C.